UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14, 2025

NV5 GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Park Road,	Suite 350
Hollywood,	Florida		33021
(Address of Principal Executive Offices)			(Zip Code)

(954) 495-2112
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEE	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2025, NV5 Global, Inc. (the “Company”) amended the existing employment agreements of Richard Tong, MaryJo O’Brien and Edward Codispoti solely to include “good leaver” provisions applicable in connection with a termination event, subject to certain conditions.

The foregoing is a summary of the material provisions of the relevant employment agreement amendments. This summary is qualified in its entirety by reference to the form of such amendments, which are filed as exhibits hereto and incorporated by reference in their entirety herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Employment Agreement, dated as of May 14, 2025, between NV5 Holdings, Inc. and Edward Codispoti.
10.2	Fourth Amendment to Employment Agreement, dated as of May 14, 2025, between NV5 Holdings, Inc. and Richard Tong.
10.3	Fourth Amendment to Employment Agreement, dated as of May 14, 2025, between NV5 Holdings, Inc. and MaryJo OBrien.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2025

NV5 GLOBAL, INC.

By:	/s/ Richard Tong
Name: Title:	Richard Tong Executive Vice President and General Counsel

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